
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Morgan Stanley Dean Witter Charter Millburn L.P. and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                          DEC-31-1999
<PERIOD-END>                               DEC-31-1999
<CASH>                                      21,677,769
<SECURITIES>                                         0
<RECEIVABLES>                                1,109,437<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              23,708,029<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                23,708,029<F3>
<SALES>                                              0
<TOTAL-REVENUES>                             (653,797)<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             1,276,156
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                            (1,929,953)
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                        (1,929,953)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                               (1,929,953)
<EPS-BASIC>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include subscriptions receivable of $1,013,235 and interest receivable of $96,202.
<F2>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $920,823.
<F3>Liabilities include accrued brokerage fee of $129,371, accrued management fee of $36,963, and redemptions payable of $237,975.
<F4>Total revenues include realized trading revenue of $(2,134,562), net change in unrealized of $920,823 and interest income of $559,942.

